SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2004

     Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

000-26110

    13-3124057

(State or Other Jurisdiction of

(Commission

(I.R.S. Employer

Incorporation or Organization)

File Number)

Identification Number)

3163 Kennedy Boulevard, Jersey City, New Jersey

  07306

       (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (201) 217-4137

(Former Name or Former Address if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

(1)

Previous Independent Accountant

(i)

On March 15, 2004 the Registrant’s independent auditor, Mark Cohen, C.P.A. (“Cohen”), resigned as its independent auditor.

(ii)

The accountant's reports of Cohen as of and for the years ended June 30, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, but were qualified as to the uncertainty of the Company's ability to continue as a going concern.

(iii)

The Board of Directors has accepted the resignation of Cohen.

(iv)

During the fiscal years ended June 30, 2003 and 2002 and through the short year ended November 30, 2003 and during the subsequent interim period through the date of the resignation,

there were no disagreements with Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

(v)

Cohen has not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

(2)

New Independent Accountants

Viropro has engaged Bennett Thrasher PC as its independent auditors to provide the requisite audit services for the Company.  This firm commenced its engagement effective March 15, 2004 as requested and approved by the Company’s Board of Directors.  At the time of reporting there has been no need to consult the new auditor on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii).  The Registrant did not consult with Bennett Thrasher PC on any matter at any time prior to the engagement.

(3)

See attached letter from Cohen.

(b)

No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

16.1

Letter by the former independent accountant in connection with the disclosure under Item 4 of this Report.

16.2

Letter of resignation, Mark Cohen C.P.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

VIROPRO, INC.

(Registrant)

By:  /s/ Richard Lee

_______________________________

Richard Lee, Sole Director and Officer

(acts as chief executive officer and principal accounting officer)

Dated: March 18, 2004